Exhibit 99.1

NEUEHEALTH REPORTS THIRD QUARTER 2024 RESULTS

•Delivered strongest financial performance to date in Q3 ‘24, resulting from continued positive momentum in NeueCare and NeueSolutions business segments
•Drove positive Adjusted EBITDA for the third consecutive quarter in 2024; reaffirming Adjusted EBITDA guidance for the full year†
•Well-positioned to build on success and capitalize on strategic growth opportunities in 2025 and beyond

DORAL, Fla. (November 7, 2024) (BUSINESSWIRE) – NeueHealth, Inc. (“NeueHealth” or the “Company”) (NYSE: NEUE), the value-driven healthcare company, today reported financial results for its third quarter ended September 30, 2024.

“We are pleased to report another quarter of strong financial performance as we continue to build on the positive momentum we have generated so far this year,” said Mike Mikan, President and CEO of NeueHealth. “We have delivered Adjusted EBITDA profitability for three consecutive quarters, and we believe we are well-positioned to finish 2024 on a strong note. Looking ahead, we see significant opportunities to build on our success in 2025 and beyond as we continue to align the interests of consumers, providers, and payors to create a better healthcare experience for all.”

Key Metrics

	As of September 30,
	2024	2023
Consumer and Patient Metrics
Value-Based Consumers served	390,000	355,000
Enablement Services Lives	119,000	31,000

($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Financial Metrics
Revenue	$232,933	$269,399	$704,019	$867,931
Net Income (Loss)	$(40,365)	$(547,148)	$(102,240)	$(805,236)
Net Income (Loss) from Continuing Operations	$(26,007)	$(479,305)	$(59,578)	$(564,915)
Adjusted EBITDA (non-GAAP)	$9,396	$3,431	$17,015	$5,911

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measures used above.

Financial Outlook

For 2024, we are reaffirming the following guidance:

•NeueHealth’s Revenue is expected to be approximately $950 million
•On a segment basis, NeueCare Revenue is expected to be approximately $320 million, while NeueSolutions Revenue is expected to be approximately $640 million
•Adjusted Operating Cost Ratio is expected to be between 15% and 16%, excluding corporate costs. Including corporate costs, this is expected to be between 19% and 20%†
•Adjusted EBITDA is expected to be between $15 million and $25 million in 2024†

† Reconciliations of projected Adjusted EBITDA and projected Adjusted Operating Cost Ratio to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. With respect to Adjusted EBITDA, these GAAP measures may include the impact of such items as loss from discontinued operations, interest expense, income tax expense, depreciation and amortization, transaction costs, share-based and other long-term incentive compensation expense, gain on troubled debt restructuring, changes in the fair value of derivatives, restructuring and contract termination costs, held-for-sale operations, financial solvency of contractual counterparties, and impairment of goodwill or long-lived assets, and the tax effect of all such items. Historically, the Company has often excluded these items from non-GAAP financial measures. With respect to Adjusted Operating Cost Ratio, these GAAP measures may include the impact of such items as share-based compensation and held-for-sale operations. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Earnings Conference Call

As previously announced, NeueHealth will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. NeueHealth will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website (investors.neuehealth.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K filed November 7, 2024 can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About NeueHealth

NeueHealth is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 500,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. We also enable independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. We believe our value-driven, consumer-centric care model can transform the healthcare experience and maximize value across the healthcare system. For more information, visit: www.neuehealth.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,”

“projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans, expectations and financial guidance. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to comply with the terms of our credit facilities or any credit facility into which we enter in the future; our ability to receive the remaining proceeds from the sale of our Medicare Advantage business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down of our remaining IFP and MA businesses, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our business offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses and effectively manage our costs; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions, integrate acquired businesses and divest businesses as needed; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to mitigate risks associated with our ACO Reach businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
IR@neuehealth.com

Media Contact:
media@neuehealth.com

NeueHealth, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$109,839	$87,299
Short-term investments	8,842	6,265
Accounts receivable, net of allowance of $26 and $14,023, respectively	43,078	39,084
ACO REACH performance year receivable	261,215	115,878
Current assets of discontinued operations	127,638	822,570
Current assets of held-for-sale operations	6,108	—
Prepaids and other current assets	32,712	17,831
Total current assets	589,432	1,088,927
Other assets:
Property, equipment and capitalized software, net	11,677	14,499
Intangible assets, net	73,552	93,238
Other non-current assets	22,122	28,816
Total other assets	107,351	136,553
Total assets	$696,783	$1,225,480
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$123,665	$157,903
Accounts payable	5,898	11,841
Short-term borrowings	—	303,947
ACO REACH performance year obligation	161,855	—
Current liabilities of discontinued operations	339,576	699,758
Current liabilities of held-for-sale operations	4,976	—
Risk share payable to deconsolidated entity	123,981	123,981
Warrant liability	22,252	13,971
Other current liabilities	90,235	79,856
Total current liabilities	872,438	1,391,257
Long-term borrowings	120,252	66,400
Other liabilities	16,616	22,441
Total liabilities	1,009,306	1,480,098
Commitments and contingencies
Redeemable noncontrolling interests	117,876	88,908
Redeemable Series A preferred stock, 0.0001 par value; 750,000 shares authorized in 2024 and 2023; 750,000 shares issued and outstanding in 2024 and 2023	747,481	747,481
Redeemable Series B preferred stock,0.0001 par value; 175,000 shares authorized in 2024 and 2023; 175,000 shares issued and outstanding in 2024 and 2023	172,936	172,936
Shareholders’ equity (deficit):
Common stock, 0.0001 par value; 3,000,000,000 shares authorized in 2024 and 2023; 8,284,485 and 8,053,576 shares issued and outstanding in 2024 and 2023, respectively	1	1
Additional paid-in capital	3,100,990	3,056,027
Accumulated deficit	(4,439,807)	(4,307,849)
Accumulated other comprehensive loss	—	(122)
Treasury Stock, at cost, 31,526 shares at September 30, 2024, and December 31, 2023, respectively	(12,000)	(12,000)
Total shareholders’ equity (deficit)	(1,350,816)	(1,263,943)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$696,783	$1,225,480

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Capitated revenue	$71,334	$60,371	$196,805	$159,683
ACO REACH revenue	149,477	200,044	471,090	676,845
Service revenue	11,666	8,978	35,357	31,387
Investment income	456	6	767	16
Total revenue	232,933	269,399	704,019	867,931
Operating expenses:
Medical costs	182,693	226,438	557,248	731,718
Operating costs	64,075	72,532	201,114	221,697
Bad debt expense	3	22,421	14	23,054
Restructuring charges	—	5,281	181	6,867
Goodwill impairment	—	401,385	—	401,385
Intangible assets impairment	—	—	11,411	—
Depreciation and amortization	3,504	4,117	12,044	14,271
Total operating expenses	250,275	732,174	782,012	1,398,992
Operating loss	(17,342)	(462,775)	(77,993)	(531,061)
Interest expense	5,413	10,041	12,453	26,998
Warrant expense (income)	459	9,874	(3,826)	9,874
Gain on troubled debt restructuring	—	—	(30,311)	—
Loss from continuing operations before income taxes	(23,214)	(482,690)	(56,309)	(567,933)
Income tax expense (benefit)	2,793	(3,385)	3,269	(3,018)
Net loss from continuing operations	(26,007)	(479,305)	(59,578)	(564,915)
Loss from discontinued operations, net of tax (including loss on disposal of $991)	(14,358)	(67,843)	(42,662)	(240,321)
Net Loss	(40,365)	(547,148)	(102,240)	(805,236)
Net income from continuing operations attributable to noncontrolling interests	(17,049)	(86,747)	(29,718)	(116,502)
Series A preferred stock dividend accrued	(10,667)	(10,178)	(31,383)	(29,834)
Series B preferred stock dividend accrued	(2,394)	(2,284)	(7,042)	(6,695)
Net loss attributable to NeueHealth, Inc. common shareholders	$(70,475)	$(646,357)	$(170,383)	$(958,267)

Basic and diluted loss per share attributable to NeueHealth, Inc. common shareholders
Continuing operations	$(6.78)	$(72.52)	$(15.57)	$(90.36)
Discontinued operations	(1.73)	(8.51)	(5.20)	(30.25)
Basic and diluted loss per share	(8.51)	(81.03)	(20.77)	(120.61)

Basic and diluted weighted-average common shares outstanding	8,282	7,977	8,205	7,945

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(102,240)	$(805,236)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,044	20,149
Impairment of intangible assets	11,411	—
Goodwill impairment	—	401,385
Share-based compensation	56,250	65,611
Payment-in-kind “PIK” interest	12,709	—
Deferred income taxes	—	(3,063)
Gain on troubled debt restructuring	(30,311)	—
Net accretion of investments	(204)	(17,946)
Loss on disposal of property, equipment, and capitalized software	595	—
Other, net	(317)	3,812
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(10,391)	(27,438)
ACO REACH performance year receivable	(145,337)	(251,297)
Other assets	(4,556)	132,645
Medical cost payable	(49,338)	(610,027)
Risk adjustment payable	(16,228)	(1,541,536)
Accounts payable and other liabilities	(4,185)	(124,295)
Unearned revenue	(18)	127,135
Warrant liability	9,438	9,874
ACO Reach performance year obligation	161,855	224,908
Net cash used in operating activities	(98,823)	(2,395,319)
Cash flows from investing activities:
Purchases of investments	(12,765)	(830,176)
Proceeds from sales, paydowns, and maturities of investments	6,416	1,978,925
Purchases of property and equipment	(1,542)	(2,626)
Proceeds from sale of business, net	197,121	(682)
Net cash provided by investing activities	189,230	1,145,441
Cash flows from financing activities:
Proceeds from issuance of common stock	—	2
Proceeds from long-term borrowings	42,133	—
Proceeds from short-term borrowings	—	50,000
Repayments of short-term borrowings	(273,636)
Distributions to noncontrolling interest holders	(7,771)	(8,997)
Net cash (used in) provided by financing activities	(239,274)	41,005
Net decrease in cash and cash equivalents	(148,867)	(1,208,873)
Cash and cash equivalents of total operations – beginning of year	375,280	1,932,290
Cash and cash equivalents of total operations – end of period	$226,413	$723,417

NeueHealth, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

NeueCare
($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
Statement of income (loss) and operating data:	2024	2023	2024	2023

Revenue:
Capitated revenue	$71,334	$60,371	$196,805	$159,683
Service revenue	9,100	8,245	28,433	29,711
Investment income	465	—	486	—
Total unaffiliated revenue	80,899	68,616	225,724	189,394
Affiliated revenue	2,968	(1,482)	8,751	6,487
Total segment revenue	83,867	67,134	234,475	195,881
Operating expenses
Medical costs	31,820	20,883	92,835	64,325
Operating costs	32,871	32,467	100,136	93,795
Intangible asset impairment	—	—	11,411	—
Goodwill impairment	—	401,385	—	401,385
Depreciation and amortization	2,746	3,160	9,753	9,470
Total operating expenses	67,437	457,895	214,135	568,975
Operating income (loss)	$16,430	$(390,761)	$20,340	$(373,094)

NeueSolutions
($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
Statement of income (loss) and operating data:	2024	2023	2024	2023

Revenue:
ACO REACH revenue	$149,477	$200,044	$471,090	$676,845
Service revenue	2,566	733	6,924	1,676
Total segment revenue	152,043	200,777	478,014	678,521
Operating expenses
Medical costs	153,840	204,017	473,163	673,891
Operating costs	4,030	3,702	13,202	10,083
Bad debt expense	5	22,413	16	22,415
Total operating expenses	157,875	230,132	486,381	706,389
Operating loss	$(5,832)	$(29,355)	$(8,367)	$(27,868)

Non-GAAP Financial Measures

We use the non-GAAP financial measures Adjusted EBITDA, Adjusted Operating Cost Ratio. We define Adjusted EBITDA as Net Loss excluding loss from discontinued operations, interest expense, income taxes, depreciation and amortization, transaction costs, share-based and other long-term compensation expense, gains on troubled debt restructuring, changes in the fair value of derivatives, restructuring and contract termination costs, held-for-sale operations, losses related to the bankruptcy of contractual counterparties, impairment of goodwill and long-lived assets, and the tax effect of all such items. We define Adjusted Operating Cost Ratio as Operating Cost Ratio excluding share-based compensation and other expense and held-for-sale operations. These non-GAAP measures have been presented in this quarterly Earnings Release or in the earnings conference call as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA and Adjusted Operating Cost Ratio to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net income (loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Adjusted Operating Cost Ratio is not a recognized term under GAAP and should not be considered as an alternative to Operating Cost Ratio as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of Adjusted Operating Cost Ratio has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Net loss	$(40,365)	$(547,148)	$(102,240)	$(805,236)
Loss from Discontinued Operations	14,358	67,843	42,662	240,321
EBITDA adjustments from continuing operations
Interest expense	5,413	10,041	12,453	26,998
Income tax (benefit) expense	2,793	(3,385)	3,269	(3,018)
Depreciation and amortization (h)	3,504	3,621	11,055	12,783
Transaction costs (a)	1,213	8,941	3,178	18,889
Share-based and other long-term incentive compensation expense (b)	16,387	16,515	56,250	65,611
Gain on troubled debt restructuring (c)	—	—	(30,311)	—
Change in fair value of warrant liability (d)	459	9,874	(3,826)	9,874
Restructuring and contract termination costs (e)	—	5,281	181	6,867
Held-for-sale operations (f)	2,444	2,722	20,738	3,696
ACO REACH care partner bankruptcy (g)	3,190	27,741	3,475	27,741
Impairment of goodwill and long-lived assets (h)	—	401,385	131	401,385
EBITDA adjustments from continuing operations	$35,403	$482,736	$76,593	$570,826
Adjusted EBITDA	$9,396	$3,431	$17,015	$5,911

(a)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives and acquisitions or dispositions. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(b)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards. Also includes estimated compensation expense that the Company has the option to pay in cash or shares of $3.0 million and $5.4 million for the three and nine months ended September 30, 2024, respectively, which is a 2024-only deviation from the long-term incentive award plan.
(c)Beginning in the first quarter of 2024, Adjusted EBITDA excludes the impact of gains on troubled debt restructuring. The comparable periods in 2023 have been recast to exclude these impacts.
(d)Represents the non-cash change in the fair value of the warrant liability established for warrants included in our financing arrangements, which are remeasured at fair value each reporting period.
(e)Restructuring and contract termination costs represent severance costs as part of a workforce reduction, amounts paid for early termination of leases, and impairment of certain long-lived assets primarily relating to our decision to exit the Commercial business for the 2023 plan year.
(f)Beginning in the second quarter of 2024, Adjusted EBITDA excludes the impact of our operations classified as held-for-sale. For the three and nine months ended September 30, 2024, no intangible asset impairment expense and $11.4 million of intangible asset impairment expense was incurred, respectively, as a result of classifying operations as held-for-sale.
(g)Represents the costs expected to be incurred as a result of one of our ACO REACH care partners filing for bankruptcy; includes the full allowance established for the outstanding receivable and ongoing costs incurred to manage and provide service to members attributed to the care partner that would have otherwise been reimbursed prior to the care partner’s bankruptcy.
(h)Adjustment has been updated to remove the impact of our held-for-sale operations that are adjusted for in their entirety as described in (f).

The following table provides a reconciliation of Adjusted Operating Cost Ratio for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating Cost Ratio	27.5%	26.9%	28.6%	25.5%
Impact of share-based and other long-term incentive compensation expense (a)	(7.0)%	(6.1)%	(8.0)%	(7.6)%
Impact of held-for-sale operations (b)	(2.3)%	(2.2)%	(2.8)%	(2.0)%
Adjusted Operating Cost Ratio	18.2%	18.6%	17.8%	15.9%

(a)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards. Also includes estimated compensation expense that the company has the option to pay in cash or shares of $3.0 million and $5.4 million and for the three and nine months ended September 30, 2024, respectively, which is a 2024-only deviation from the long-term incentive award plan.
(b)Represents the impact of revenue and operating costs related to our operations classified as held-for-sale during the quarter ended September 30, 2024. The comparable periods in 2023 have been recast to exclude these impacts.